EXHIBIT 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

CARDINAL FINANCIAL CORPORATION

            , 2017

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.cardinalbank.com/InvestorRelations/2017SpecialMeeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided. $

¢	00030030300000000000 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1

To approve the Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., its subsidiary UBV Holding Company, LLC and Cardinal Financial Corporation (“Cardinal”), and related plan of merger, as each may be amended from time to time (the “merger agreement”).

				☐	☐	☐

		2	To approve, in a non-binding advisory vote, certain compensation that may become payable to Cardinal’s named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
3

To approve the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.

				☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

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CARDINAL FINANCIAL CORPORATION

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Mark A. Wendel and Jennifer L. Deacon, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote on all matters as may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation, to be held on             , 2017, at              A.M., local time, at                      or any adjournments thereof, for the following purposes:

(Continued and to be signed on the reverse side.)

¢	1.1	14475	¢